June 29, 2018

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by PineBridge
Dynamic Asset Allocation Fund (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 77K, as part of the Semi-Annual report for management companies of form N-CSR dated April 30, 2018. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ PricewaterhouseCoopers LLP


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